EXHIBIT 99.1

Nanophase Reports Second Quarter Revenue of $3.3 Million -- a 100 Percent Increase Year Over Year

Company Expects to Exceed Total 2009 Revenue by End of August 2010

ROMEOVILLE, Ill., Aug. 4, 2010 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (Nasdaq:NANX), a technology leader in nanomaterials and advanced nanoengineered products, today reported financial results for the second quarter and six-month period ended June 30, 2010.

"We are pleased to report strong growth in both revenue and gross margin for the quarter and for the six-month period," said Nanophase President and CEO Jess Jankowski. "Our existing orders indicate that by the end of August our cumulative revenue for 2010 should surpass total revenue reported for 2009. Equally important, our various cost cutting initiatives have significantly reduced manufacturing overhead as well as SG&A expenses, without negatively impacting revenue growth or our sales and marketing strategy."

Second Quarter 2010

  Revenue for the quarter was $3.3 million, an increase of 100 percent, when compared to revenue of $1.6 million for the second quarter of 2009.
  Gross margin for the quarter was $1.2 million, or 36 percent of revenue, a significant increase from the $0.2 million, or 11 percent of revenue, for the second quarter of 2009.
  The net loss for the quarter was $0.1 million, or a loss of $0.01 per share, which compares to a net loss of $1.2 million, or $0.06 per share, for the second quarter of 2009.
  The balance sheet is strong with approximately $7 million in cash and cash equivalents. The Company has no debt.

Six Months Ended June 30, 2010

  Revenue for the six-month period ended June 30, 2010, was $5.3 million, an increase of 77 percent, when compared to revenue of $3.0 million for the same period of 2009.
  Gross margin for the six-month period was $1.7 million, or 32 percent of revenue, a significant increase from the $0.3 million, or nine percent of revenue, for the same period of 2009.
  The net loss for the six-month period was $1.3 million, or a loss of $0.06 per share, which compares to a net loss of $3.3 million, or $0.16 per share, for the same period of 2009.

Jankowski continued, "Revenue growth is mainly due to increased product sales in the personal care market, along with increased volume in the healthcare and electronics markets. Revenue in the personal care market is somewhat cyclical, with second quarter representing an annual peak; therefore, we expect revenue growth when compared to comparable prior-year quarters, but not on a contiguous quarter to quarter basis. We expect third quarter 2010 revenue to slightly exceed this year's first quarter revenue. Our tightly focused marketing strategy into other markets, including the steady progress being made in expanding our pipeline in the exterior coatings markets and with our products for architectural windows, is expected to drive substantial growth in new revenue streams over the next few years."

"We continue to meet important milestones in our customer direct model. Business opportunities in our pipeline continue to increase and significant progress is being made with potential customers in the testing and qualification cycles of our coatings products. We expect our customer direct model to begin generating new orders from identified customers with substantial order growth during 2011 and 2012."

Shareholders and members of the financial community are encouraged to participate in today's conference call, where Mr. Jankowski will discuss the company's current and long-term prospects.

Second Quarter 2010 Conference Call

Nanophase has scheduled its quarterly conference call for August 4, 2010, at 4:00 p.m. CDT (5:00 p.m. EDT). The call will be hosted by Jess Jankowski, president and CEO. To participate in the conference call, dial 877.312.8776, or 408.774.4007 for our international callers; the conference call identification is 88517990. A webcast of the call may be accessed at the company's website, at www.nanophase.com, by clicking on the link under News Center and Calendar of Events.

Use of Non-GAAP Financial Information

Nanophase believes that the presentation of results excluding certain items, such as severance charges and non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Nanophase Technologies

Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2000 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

Forward-Looking Statements

This press release contains words such as "expects," "shall," "will," , "believes," and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company's current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company's results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company's dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company's nanocrystalline materials; the Company's manufacturing capacity and product mix flexibility in light of customer demand; the Company's limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company's dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; and other factors described in the Company's Form 10-K filed March 30, 2010. In addition, the Company's forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

BALANCE SHEETS

(Unaudited)

ASSETS	June 30, 2010	December 31, 2009

Current assets:
Cash and cash equivalents	$ 7,214,024	$ 3,899,393
Investments	30,000	3,594,604
Trade accounts receivable, less allowance for doubtful accounts of $9,000 on June 30, 2010 and December 31, 2009	1,699,203	858,706
Other receivable	22,439	477,989
Inventories, net	906,403	884,326
Prepaid expenses and other current assets	338,528	294,738
Total current assets	10,210,597	10,009,756

Equipment and leasehold improvements, net	5,098,585	5,557,832
Other assets, net	36,048	37,283
	$ 15,345,230	$ 15,604,871

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of capital lease obligations	5,081	8,470
Accounts payable	735,161	202,975
Accrued expenses	815,387	509,206
Accrued severance	--	38,060
Total current liabilities	1,555,629	758,711

Long-term portion of capital lease obligations	--	748
Long-term deferred rent	626,583	617,642
Asset retirement obligation	138,029	134,763
	764,612	753,153

Contingent liabilities:	--	--

Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and no shares issued and outstanding	--	--
Common stock, $.01 par value, 30,000,000 shares authorized; 21,204,162 shares issued and outstanding on June 30, 2010 and December 31, 2009, respectively	212,042	212,042
Additional paid-in capital	92,450,839	92,246,777
Accumulated deficit	(79,637,892)	(78,365,812)
Total stockholders' equity	13,024,989	14,093,007
	$ 15,345,230	$ 15,604,871

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
Revenue:
Product revenue, net	$ 3,244,343	$ 1,500,733	$ 5,174,945	$ 2,797,546
Other revenue	85,447	109,930	165,027	218,275
Total revenue	3,329,790	1,610,663	5,339,972	3,015,821

Operating expense:
Cost of revenue	2,128,711	1,430,363	3,655,808	2,745,287
Gross Profit	1,201,079	180,300	1,684,164	270,534

Research and development expense	360,812	381,075	790,075	785,119
Selling, general and administrative expense	972,225	1,051,343	2,184,642	2,051,510
Severance charges	--	--	--	794,069
Loss from operations	(131,958)	(1,252,118)	(1,290,553)	(3,360,164)
Interest income	2,129	24,291	16,264	58,294
Interest expense	(564)	(12,379)	(1,253)	(33,286)
Other, net	3,462	1,652	3,462	(12,052)
Loss before provision for income taxes	(126,931)	(1,238,554)	(1,272,080)	(3,347,208)
Provision for income taxes	--	--	--	--
Net loss	$ (126,931)	$ (1,238,554)	$ (1,272,080)	$ (3,347,208)

Net loss per share- basic and diluted	$ (0.01)	$ (0.06)	$ (0.06)	$ (0.16)

Weighted average number of common shares outstanding	21,204,162	21,204,162	21,204,162	21,200,791

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
Revenue:
Product revenue, net	$ 3,244,343	$ 1,500,733	$ 5,174,945	$ 2,797,546
Other revenue	85,447	109,930	165,027	218,275
Total revenue	3,329,790	1,610,663	5,339,972	3,015,821

Operating expense:
Cost of revenue detail:
Depreciation	223,450	226,692	447,480	486,068
Non-Cash equity compensation	15,027	18,073	25,982	26,416
Other costs of revenue	1,890,234	1,185,598	3,182,346	2,232,803
Cost of revenue	2,128,711	1,430,363	3,655,808	2,745,287
Gross profit	1,201,079	180,300	1,684,164	270,534

Research and development expense detail:
Depreciation	33,455	57,227	90,153	114,270
Non-Cash equity compensation	27,827	25,748	47,107	48,022
Other research and development expense	299,530	298,100	652,815	622,827
Research and development expense	360,812	381,075	790,075	785,119

Selling, general and administrative expense detail:
Depreciation and amortization	24,799	19,385	49,533	39,727
Non-Cash equity compensation	44,401	81,664	169,751	156,433
Other selling, general and administrative expense	903,025	950,294	1,965,358	1,855,350
Selling, general and administrative expense	972,225	1,051,343	2,184,642	2,051,510
Severance charges	--	--	--	794,069
Loss from operations	(131,958)	(1,252,118)	(1,290,553)	(3,360,164)
Interest income	2,129	24,291	16,264	58,294
Interest expense	(564)	(12,379)	(1,253)	(33,286)
Other, net	3,462	1,652	3,462	(12,052)
Loss before provision for income taxes	(126,931)	(1,238,554)	(1,272,080)	(3,347,208)
Provision for income taxes	--	--	--	--
Net loss	$ (126,931)	$ (1,238,554)	$ (1,272,080)	$ (3,347,208)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	(1,565)	(11,912)	(15,011)	(25,008)
Addback Depreciation/Amortization	281,704	303,304	587,166	640,065
Addback Severance Charge	--	--	--	794,069
Addback Non-Cash Equity Compensation	87,255	125,485	242,840	230,871

Adjusted EBITDA	$ 240,463	$ (821,677)	$ (457,085)	$ (1,707,211)
CONTACT:  Nanophase Technologies Corporation
          Investor Relations
          Nancy Baldwin
          630.771.6707